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                                                                    EXHIBIT 99.7

                              QUADRAMED CORPORATION
                        STOCK OPTION ASSUMPTION AGREEMENT

               LINKSOFT TECHNOLOGIES, INC. 1997 STOCK OPTION PLAN

Optionee:

        This Stock Option Assumption Agreement (the "Agreement") is issued effective as of the 30th day of June, 1999 by QuadraMed Corporation, a Delaware corporation ("QuadraMed").

        WHEREAS, the undersigned individual (the "Optionee") holds an outstanding option to purchase shares of Common Stock of LinkSoft Technologies, Inc., a Delaware corporation ("LinkSoft"), as evidenced by that certain Stock Option Agreement dated January 26, 1999 (the "Option Agreement") by and between LinkSoft and the Optionee issued under the LinkSoft Technologies, Inc. 1997 Stock Option Plan (the "Plan").

        WHEREAS, LinkSoft has this day been acquired by QuadraMed through merger of LinkSoft Acquisition Corporation, a wholly-owned subsidiary of QuadraMed ("Acquisition Co."), with and into LinkSoft (the "Merger") pursuant to the terms and conditions of that certain Acquisition Agreement and Plan of Merger dated June 18, 1999, by and among QuadraMed, Acquisition Co., LinkSoft and certain of its stockholders (the "Merger Agreement").

        WHEREAS, the provisions of the Merger Agreement require QuadraMed to assume all obligations of LinkSoft under all outstanding options to purchase shares of LinkSoft Common Stock at the consummation of the Merger.

        WHEREAS, pursuant to the provisions of the Merger Agreement, the exchange ratio (the "Exchange Ratio") in effect for the Merger is 0.1606167 of a share of QuadraMed Common Stock for each outstanding share of LinkSoft Common Stock.

        WHEREAS, this Agreement is to become effective immediately upon the consummation of the Merger (the "Effective Date") in order to reflect certain adjustments to the Optionee's outstanding option which have become necessary by reason of the assumption of such option by QuadraMed in connection with the Merger.

        NOW, THEREFORE, it is hereby agreed as follows:

        1. The number of shares of LinkSoft Common Stock subject to the stock option held by the Optionee immediately prior to the Effective Date (the "LinkSoft Option"), the number of shares vested in accordance with the Stock Option Plan and the exercise price payable per share are set forth in Exhibit "A" attached hereto and incorporated herein by this reference. QuadraMed hereby assumes, as of the Effective Date, all the duties and obligations of LinkSoft under the LinkSoft Option. In connection with such assumption, the number of shares of


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QuadraMed Common Stock purchasable under the LinkSoft Option hereby assumed and the exercise price payable thereunder have been adjusted to reflect the Exchange Ratio. Accordingly, the number of shares of QuadraMed Common Stock subject to the LinkSoft Option hereby assumed shall be the product determined by multiplying the total number of shares of LinkSoft Common Stock subject to the LinkSoft Option immediately prior to the Effective Date by the Exchange Ratio, rounded down to the next whole share. The adjusted exercise price shall be the quotient determined by dividing the exercise price per share of the assumed LinkSoft Option immediately prior to the Effective Date by the Exchange Ratio, rounded up to the next whole cent. The actual number of shares of QuadraMed Common Stock now subject to the assumed LinkSoft Option, the number of shares of QuadraMed Common Stock vested in accordance with the Stock Option Agreement and the adjusted exercise price payable per share are each as specified for that option as set forth on Exhibit "A" attached hereto.

        2. The intent of the foregoing adjustments to the assumed LinkSoft Option is to assure that the spread between the aggregate fair market value of the shares of QuadraMed Common Stock purchasable under such option and the aggregate exercise price as adjusted pursuant to this Agreement will, immediately after the consummation of the Merger, equal the spread which existed, immediately prior to the Merger, between the then aggregate fair market value of the LinkSoft Common Stock subject to the LinkSoft Option and the aggregate exercise price in effect at such time under the Option Agreement. Such adjustments are also designed to preserve, immediately after the Merger, on a per share basis, the same ratio of exercise price per option share to fair market value per share which existed under the LinkSoft Option immediately prior to the Merger.

        3. The following provisions shall govern the LinkSoft Option hereby assumed by QuadraMed:

                (a) Unless the context otherwise requires, all references in the Option Agreement (i) to the "Corporation" shall mean QuadraMed, (ii) to "Shares" shall mean shares of QuadraMed Common Stock and (iii) to the "Board" shall mean the QuadraMed Board of Directors.

                (b) The grant date and the expiration date of the assumed LinkSoft Option and all other provisions which govern either the exercisability or the termination of the assumed LinkSoft Option shall remain the same as set forth in the Option Agreement applicable to that option and shall accordingly govern and control the Optionee's rights under this Agreement to purchase QuadraMed Common Stock.

                (c) The adjusted exercise price payable for the QuadraMed Common Stock subject to the assumed LinkSoft Option shall be payable in any of the forms authorized under the Option Agreement applicable to that option. For purposes of determining the holding period of any shares of QuadraMed Common Stock delivered in payment of such adjusted exercise price,

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the period for which such shares were held as LinkSoft Common Stock prior to the
Merger shall be taken into account.

                (d) In order to exercise the assumed LinkSoft Option, the Optionee must deliver to QuadraMed a written notice of exercise in which the number of shares of QuadraMed Common Stock to be purchased thereunder must be indicated. The exercise notice must be accompanied by payment of the adjusted exercise price payable for the purchased shares of QuadraMed Common Stock and should be delivered to QuadraMed at the following address:

                             QuadraMed Corporation
                             Attention: Keith M. Roberts, Esq.
                             1003 West Cutting Boulevard, 2nd Floor
                             Richmond, California 94804

        4. Except to the extent specifically modified by this Agreement, all of the terms and conditions of the Option Agreement as in effect immediately prior to the Merger shall continue in full force and effect and shall not in any way be amended, revised or otherwise affected by this Agreement.

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        IN WITNESS WHEREOF, QuadraMed has caused this Agreement to be executed on its behalf by its duly-authorized officer effective as of the 30th day of June, 1999.

                                            QUADRAMED CORPORATION


                                            By:
                                               ---------------------------------
                                                Keith M. Roberts
                                                Executive Vice President,
                                                General Counsel and
                                                Assistant Secretary

                                 ACKNOWLEDGMENT

        The undersigned acknowledges receipt of the foregoing Agreement and understands that all rights and liabilities with respect to each of his or her LinkSoft Option hereby assumed by QuadraMed are as set forth in the Option Agreement, the Plan and this Agreement.



                                            ------------------------------------

                                            Dated:
                                                  ------------------------------



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                                   EXHIBIT "A"

                                 LINKSOFT OPTION

        Total Shares                Vested Shares                       Exercise Price Per Share
        ------------                -------------                       ------------------------



                                QUADRAMED OPTION

        Total Shares                Vested Shares                       Exercise Price Per Share
        ------------                -------------                       ------------------------